EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Subscription Agreement”) is being used by Tecnoglass Inc., a Cayman Islands company (the “Company”), for a private placement of 95,693 ordinary shares, par value $0.0001 per share (the “Shares”), of the Company to the investor listed on the signature page attached hereto (the “Investor”) at an aggregate purchase price of $1,000,000 (or approximately $10.45 per share), on the terms contained in this Subscription Agreement.

The Investor hereby agrees as follows:

1.                  Subscription for Securities. The Investor hereby subscribes for the Shares of the Company, subject to the terms and conditions set forth in this Subscription Agreement.

2.                  Closing and Delivery of Securities. The closing (“Closing”) will occur ten days from the date this Subscription Agreement is fully executed, or sooner upon mutual agreement of the Company and the Investor. On the Closing, certificates representing the Shares will be delivered promptly to the Investor and payment for the Shares will be promptly made by the Investor to the Company at an account to be indicated by the Company.

3.                  Registration Rights. The Company agrees that not later than four months after the Closing, the Company shall file a registration statement covering the resale by the Investor of the Shares and use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible.

4.                  Investor Representations and Warranties. The Investor hereby represents and warrants as follows:

4.1.            Accredited Investor Status. Investor is an accredited investor within the meaning of Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501 promulgated thereunder.

4.2.            Information About the Company.

(a)                The Company has made available to the Investor a copy of the Company’s Definitive Proxy Statement, dated December 3, 2013, as supplemented, and the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2013 (collectively, the “Disclosure Documents”). Investor has read the Disclosure Documents, including the “Risk Factors” set forth in the Disclosure Documents, together with this Subscription Agreement, and fully understands the information set forth therein and herein. Investor has been given access to full and complete information regarding the Company as Investor has requested and has utilized such access to Investor’s satisfaction for the purpose of verifying the information included herein and therein, and Investor has either met with or been given reasonable opportunity to meet with the officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the offering and the business of the Company and all such questions have been answered to Investor’s full satisfaction. Investor has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. After reading such information and materials, Investor understands that there is no assurance as to the future performance of the Company and the Shares.

(b)               Investor has received no representation or warranty from the Company or any of its officers, directors, equity holders, employees or agents in respect of Investor’s investment in the Shares. Investor is not subscribing for the Shares as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3

4.3.            Speculative Investment. Investor is aware that the Shares are speculative investments that involve a high degree of risk and Investor may suffer the total loss of its investment. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained, in Investor’s judgment, sufficient information to evaluate the merits and risks of an investment in the Shares. Investor believes that the investment in the Shares is suitable for it based upon its investment objectives and financial needs, and Investor has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Shares. The investment in the Shares does not constitute a significant portion of Investor’s investment portfolio.

4.4.            Restrictions on Transfer. Investor understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state in reliance on specific exemptions from registration and (ii) the Shares cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. The certificates representing the Shares will bear a restrictive legend relating to such restrictions. In addition, Investor understands that the Company is relying on Investor’s representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

4.5.            Investment Representation. Investor is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the securities, nor with any present intention of selling or otherwise disposing of all or any part of the Shares in violation of the Federal securities laws. Investor understands that, although there may potentially be a public market for the Shares, there is no assurance that any such market will exist in the future.

4.6.            Authority. Investor is authorized and qualified to become an investor in the Shares and the person signing this Subscription Agreement on behalf of Investor has been duly authorized by Investor to do so.

5.                  Company Representations and Warranties. The Company hereby represents and warrants to the Investor as follows:

5.1.            Authority. The Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Shares does not conflict with the third amended and restated memorandum and articles of association of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

4

5.2.            Disclosure Documents. The Disclosure Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.                  Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

7.                  Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

8.                  Benefit. Except as otherwise set forth herein, this Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

9.                  Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to the Company:

Tecnoglass Inc.

Avenida Circunvalar a 100 mts de la Via 40

Barrio Las Flores

Barranquilla, Colombia

Attn: Jose Daes

Facsimile:

Email: jdaes@energiasolarsa.com

If to Investor:

The A. Lorne Weil 2006 Irrevocable Trust –

Family Investment Trust

c/o Neuberger Berman Trust Company

919 N. Market Street, Suite 506

Wilmington, DE 19801

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10.              Disclosure; Exchange Act Filings. Promptly upon execution of this Agreement, the Company will issue a press release describing this Agreement and file a Current Report on Form 6-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting such execution. The parties to this Agreement shall cooperate with one another to assure that all such disclosures are accurate and consistent.

5

11.              Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

6

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the 5th day of March, 2014.

Neuberger Berman Trust Company of Delaware

N.A., Trustee

The A. Lorne Weil 2006 Irrevocable Trust –

Family Investment Trust

By: /s/ William A. Hearn

Name: William M. Hearn

Title: Senior Vice President

Tax ID: XX-XXXXXXX

Address: 919 N. Market Street, Suite 506

                Wilmington, DE 19801

AGREED AND ACCEPTED BY:

TECNOGLASS INC.

By: /s/ Jose M. Daes

Name: Jose M. Daes

Title: Chief Executive Officer

7